                                                                    EXHIBIT 10.4



                    AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

     This AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT (this "AMENDMENT") is made and entered into this 22nd day of February, 2006 by and among TD Ameritrade Holding Corporation (the "COMPANY"), the stockholders of the Company listed on the signature pages hereto under the heading "R Parties" (collectively, the "R PARTIES"), The Toronto-Dominion Bank, a Canadian chartered bank ("TD BANK") and TD Discount Brokerage Holdings LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of TD Bank ("TD HOLDINGS," and collectively with TD Bank, "TD").

                                    RECITALS

     WHEREAS, the parties hereto are parties to that certain Stockholders Agreement dated as of June 22, 2005 (the "ORIGINAL AGREEMENT");

     WHEREAS, the Original Agreement provides that, promptly after the closing of the sale of TD Waterhouse Group, Inc. by TD to the Company, TD is required to commence or cause to be commenced a tender offer (the "TENDER OFFER") to acquire, at a price of not less than $16 per share, a number of shares of Common Stock constituting the lesser of (A) 8% of the outstanding shares of Common Stock and (B) the number of shares that would result in TD Beneficially Owning Voting Securities representing 39.9% of the outstanding shares of Common Stock, upon the terms and conditions set forth in Section 5.8 of the Original Agreement;

     WHEREAS, in light of (among other things) the fact that the Common Stock has been trading at a price per share in excess of the minimum price at which TD is obligated to effect the TENDER OFFER, the Company, the R Parties and TD desire to amend the Original Agreement to eliminate TD's obligation to conduct the Tender Offer and, in lieu thereof, to reflect TD's agreement to purchase, pursuant to one or more Plans described herein or otherwise, in each case in open market purchases (including block trades, subject to the limitations set forth below) effected in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), at least 15,000,000 shares of Common Stock within six months of the date hereof;

     WHEREAS, in addition to the 15,000,000 shares which TD is agreeing to purchase within six months of the date hereof, TD currently intends to acquire up to 15,000,000 additional shares of Common Stock by January 24, 2007; and

     WHEREAS, in accordance with Section 6.4 of the Original Agreement, each of TD, the R Parties and the Outside Independent Directors Committee has approved this Amendment and the transactions contemplated hereby.

     NOW THEREFORE, in consideration of the foregoing, and of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


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                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement.

                                   ARTICLE II

                      AMENDMENTS TO THE ORIGINAL AGREEMENT

     SECTION 2.1. Amendment to the Recitals. The second paragraph of the Recitals of the Original Agreement is hereby deleted in its entirety.

     SECTION 2.2. Amendment to Section 1.1 (Definitions). Section 1.1 of the Original Agreement is hereby amended and supplemented to add the following definitions:

     "CLOSING" means the closing under the Share Purchase Agreement.

     "JR" means J. Joe Ricketts.

     SECTION 2.3. Amendment to Section 3.2 (Specific Transfer Restrictions).
Section 3.2(g) of the Original Agreement is hereby amended by amending and restating clause (v) thereof in its entirety as follows: "to TD or any of its Subsidiaries pursuant to the purchases contemplated by Section 5.8(a) hereof or otherwise, subject to the limitations of Section 2.1(a)(i)(A) hereof."

     SECTION 2.4. Elimination of Tender Offer Obligation; Amendment to Section
5.8 (Tender Offer).

     (a) The Company and each of the R Parties hereby expressly waive and release TD and its Affiliates from any and all obligations relating to the Tender Offer.

     (b) Section 5.8 of the Original Agreement is hereby amended and restated in its entirety as follows:

     "Section 5.8. TD Share Purchases; No Company Repurchases. (a) Prior to August 22, 2006, TD and/or one or more of its wholly-owned Subsidiaries shall acquire at least 15,000,000 shares of Common Stock. Such acquisition may be effected pursuant to one or more stock purchase plans meeting the requirements of Rule 10b5-1(c)(1) under the Exchange Act (each, a "PLAN" and together, the "PLANS"), to be established by TD promptly following February 22, 2006 (which Plan or Plans will contemplate the purchase of up to an aggregate of at least 15,000,000 shares of Common Stock, on the terms and subject to the conditions contained therein) or otherwise. Such acquisition shall be effected at such times and on such terms as are determined by TD, in its sole discretion, provided that all such purchases shall be effected by means of open market purchases in compliance with Rule 10b-18 under the Exchange Act (including block trades, provided that TD shall purchase at least 7,500,000 shares pursuant to open market purchases that are not block purchases effected under the once-a-week block purchase exception provided in Rule 10b-18(b)(4) under the Exchange Act). TD


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     shall give the Company written notice promptly following its satisfaction of its obligations under this Section 5.8(a). The purchases contemplated by this Section 5.8(a) shall be subject at all times to the restrictions contained in Section 2.1(a)(i)(A) hereof. The Company and TD will cooperate with each other to prepare and make all regulatory filings required as a result of or in order to effect the purchases contemplated by this Section 5.8(a).

     (b) Prior to August 22, 2006 (or such earlier date on which TD provides notice to the Company of the satisfaction of TD's obligations under
     Section 5.8(a)) (the "TERM"), the Company shall not effect any repurchase of shares of Common Stock. In the event that repurchases would otherwise be required under Section 5.3 of this Agreement during the Term, the Company's obligations to effect such repurchases shall be tolled during the Term, and at the expiration of the Term the Company shall use all reasonable efforts to repurchase any shares which it otherwise would have been required to repurchase under Section 5.3 during the Term, which repurchases shall be effected as promptly as reasonably practicable (which may exceed 120 days) following the date of such expiration.

     (c) All share numbers referred to in this Section 5.8 shall be adjusted from time to time to reflect any stock dividend paid in respect of, or any subdivision, split, combination or reclassification effected with respect to, the Common Stock after February 22, 2006."

                                  ARTICLE III

                                 MISCELLANEOUS

     SECTION 3.1. Continued Effect of Original Agreement. As amended hereby, the Original Agreement is hereby ratified and confirmed and agreed to by all of the parties hereto and thereto and continues in full force and effect. All references in the Original Agreement to the "Agreement" shall be read as references to the Original Agreement, as amended by this Amendment and as it may be further amended, supplemented, restated or otherwise modified from time to time.

     SECTION 3.2. Counterparts. This Amendment may be executed by facsimile in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 3.3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (except to the extent that mandatory provisions of federal law are applicable), without giving effect to the principles of conflicts of law, and shall be binding upon the successors and assigns of the parties.


                            [signature pages follow]

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.


                                        COMPANY:


                                        TD AMERITRADE HOLDING CORPORATION


                                        By:  /s/ JOSEPH H. MOGLIA
                                            ------------------------------------
                                            Name:  Joseph H. Moglia
                                            Title: Chief Executive Officer



                                        TD:


                                        THE TORONTO-DOMINION BANK


                                        By:  /s/ CHRISTOPHER MONTAGUE
                                            ------------------------------------
                                            Name:  Christopher Montague
                                            Title: Executive Vice President



                                        TD DISCOUNT BROKERAGE HOLDINGS LLC


                                        By:  /s/ FRANK TRIPODI
                                            ------------------------------------
                                            Name:  Frank Tripodi
                                            Title: Managing Director



                                        R PARTIES:

                                        /s/ J. JOE RICKETTS by THOMAS RICKETTS
                                        ----------------------------------------
                                        J. Joe Ricketts

                                        /s/ MARLENE M. RICKETTS
                                        ----------------------------------------
                                        Marlene M. Ricketts


                                        MARLENE M. RICKETTS 1994 DYNASTY TRUST


                                        By:  /s/ LAURA M. RICKETTS
                                            ------------------------------------
                                            Name:  Laura M. Ricketts
                                            Title: Trustee Designee



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                                        J. JOE RICKETTS 1994 DYNASTY TRUST


                                        By:  /s/ LAURA M. RICKETTS
                                            ------------------------------------
                                            Name:  Laura M. Ricketts
                                            Title: Trustee Designee



                                        RICKETTS GRANDCHILDREN TRUST


                                        By:  /s/ DONNA HEWITT ROMER
                                            ------------------------------------
                                            Name:  Donna Hewitt Romer
                                            Title: Managing Director